UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2016 (December 15, 2016)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2016, Tenneco Inc. (the “Company”) announced that Josep Fornos will no longer serve as the Company’s Executive Vice President – Enterprise Business Initiatives, effective March 31, 2017, and will retire from the Company on March 31, 2018.

On December 15, 2016, Mr. Fornos entered into a Leave and Termination Agreement (the “Spain Agreement”) with Tenneco Automotive Iberica, S.A., a wholly owned subsidiary of the Company, and a Transaction Regarding the Termination of the Employment Agreement (together with the Spain Agreement, the “Agreements”) with Tenneco Automotive Europe BVBA, a wholly owned subsidiary of the Company. The Agreements provide for the repatriation of Mr. Fornos to Spain from Belgium, replace the terms of Mr. Fornos’ existing employment agreements with the Company’s affiliates and provide for a paid leave of absence beginning April 1, 2017 until Mr. Fornos’ retirement. Pursuant to the Spanish Agreement, Mr. Fornos will receive (a) relocation and moving expenses from Belgium to Spain, (b) an annual base salary of 465,000 Euros during his leave of absence, paid monthly in arrears, (c) a bonus for the Company’s 2016 performance period in accordance with the Tenneco Inc. Executive Bonus Plan, (d) a bonus for the Company’s 2017 performance period at his target amount of 395,250 Euros, to be paid in the first quarter of 2018, (e) a lump sum payment of 300,000 Euros upon his retirement, (f) benefits during his leave of absence including a housing allowance, company car, medical benefits, tax preparation, life and disability coverage, reimbursements for any direct contributions to the Spanish social security program and contributions to the Company’s Spanish deferred contribution plan, and (g) title to his company car. Mr. Fornos will retain any previously granted incentive awards in accordance with the applicable plans; however, Mr. Fornos will receive no awards in 2017 or 2018.

Mr. Fornos will remain Executive Vice President – Enterprise Business Initiatives until March 31, 2017 to assist with transition efforts.

The foregoing summaries of the Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreements attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Leave and Termination Agreement between Josep Fornos and Tenneco Automotive Iberica, S.A. dated December 15, 2016.

10.2	Transaction Regarding the Termination of the Employment Agreement between Josep Fornos and Tenneco Automotive Europe BVBA dated December 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: December 21, 2016	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary